Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to us under the caption "Experts" and to the use of our report dated May 3, 2002 in the Registration Statement on Form SB-2, as amended, and related prospectus ofNew England Acquisitions, Inc.


/s/ William Meyler
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    William Meyler

    Middletown, NJ
    June 28, 2002